EXHIBIT 31.2

Section 302 Certification

I, William L. Hodges, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of POZEN Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: September 22, 2014

/s/ William L. Hodges
William L. Hodges Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)